Exhibit 10.4

EQUITY TRANSFER AGREEMENT

FOR

BEIJING LIBEIER BIOLOGY ENGINEERING RESEARCH INSTITUTE CO., LTD.

BETWEEN

CHINA KANGHUI HOLDINGS

AND

GUO QIAN

NIE HONGXIN

BEIJING LIBEIER BIOLOGY ENGINEERING RESEARCH INSTITUTE CO., LTD.

Dated April 29, 2008

THIS EQUITY TRANSFER AGREEMENT (this “Agreement”) dated April 29, 2008 is entered into in Changzhou, China by and among the following parties:

1.	Guo Qian

PRC Identity Card Number: 11010819690208571x

Address: No. 7, Unit 53, 5 Zhongguancun South Road, Haidian District, Beijing

2.	Nie Hongxin

PRC Identity Card Number: 410703197211032041

Address: Room 0107, 4/F, Wanliu Guangda Park, 2 Quanzong Road, Haidian District, Beijing

(Guo Qian and Nie Hongxin are hereinafter individually and collectively referred to as “Transferor”.)

3.	China Kanghui Holdings (the “Transferee”)

Legal Address: Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman Y1-1111, Cayman Islands

Authorized Representative: Jiang Yikang

4.	Beijing Libeier Biology Engineering Research Institute Co., Ltd. (the “Company”)

Legal Address: 804B, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Authorized Representative: Guo Qian

(The above parties are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.)

WHEREAS:

1.	The Company, a limited liability company established on July 15, 1996 and validly existing under the laws of the People’s Republic of China (the “PRC”), is engaged in, among other businesses, the business of manufacturing medical devices.

2.	Pursuant to the Articles of the Company currently in effect, Guo Qian and Nie Hongxin are the only shareholders of the Company. The capital contribution made by Guo Qian in the amount of Renminbi Five Hundred and Eighty Thousand (RMB580,000) accounts for 96.67% of the Company’s registered capital and the capital contribution made by Nie Hongxin in the amount of Renminbi Twenty Thousand (RMB20,000) accounts for 3.33% of the Company’s registered capital. The Company currently has a registered capital of Renminbi Six Hundred Thousand (RMB600,000).

3.	Transferor agrees to transfer to Transferee, and Transferee agrees to acquire from Transferor, all equity interest held by Transferor in the registered capital of the Company (the “Equity Transfer”), all upon the terms and conditions set forth in this Agreement. After the Equity Transfer, the Company will be converted to a wholly foreign-owned enterprise of which Transferee is the sole investor.

NOW, THEREFORE, in the principle of equality and mutual benefit, after amicable consultation among the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS

1.1	Unless otherwise specified herein or required by the context, the terms below shall have the following meanings:

“Confidential Information”	means all oral or written information relating to or associated with the business operation, business strategies, business plans, investment plans, sales, customers, marketing, technologies, research and development, finance or other matters of a Party, including but not limited to all reports and records containing such information and all copies (including electronic copies), reproductions, duplications and translations thereof.

“Registration Authority”	means the administration of industry and commerce with which the Company has been registered.

“Equity Interest”	means the 100% equity interest of the Company to be transferred by Transferor to Transferee pursuant to this Agreement and all incidental rights and interests therein (including all retained earnings).

“Key Employees”	mean any and all individuals listed in Schedule 3 of Exhibit B hereof.

“Closing”	has the meaning ascribed to it in Section 6.

“Initial Closing Date”	means the fifth (5th) Business Day after all the conditions set forth in Section 6.1 hereof have been satisfied.

“Closing Date”	means the Initial Closing Date or another date of closing to be determined pursuant to Section 6.5 if the Parties fail to close on the Initial Closing Date pursuant to Section 6.4.

“Renminbi” or “RMB”	means the legal currency of the PRC.

“Approval Authority”	means the foreign investment regulatory department which has the authority to approve the proposed Equity Transfer.

“Business Day”	means a day other than a Saturday or Sunday or public holiday in the PRC and Cayman Islands.

“Business License”	means the new business license issued to the Company reflecting the Equity Transfer after such Equity Transfer is approved by the Approval Authority.

“Articles”	means the articles of association of the Company formulated and signed by Transferee as the sole investor of the Company.

1.2	Except as otherwise expressly provided or required by the context:

1.2.1	Reference to any contract, agreement or document shall mean such contract, agreement or document as amended, supplemented or replaced from time to time;

1.2.2	Reference to any person in this Agreement or any other contract, agreement or document shall include its successor and permitted assignee.

1.2.3	Reference to any section or exhibit shall mean the section or exhibit of this Agreement; and

1.2.4	A “Party” or the “Parties” shall mean a Party or the Parties to this Agreement.

SECTION 2. EQUITY TRANSFER

Subject to the terms and conditions agreed upon in this Agreement, Transferor agrees to transfer to Transferee and Transferee agrees to acquire from Transferor, the 100% Equity Interest held by Transferor in the Company. All and any portion of the Equity Interest shall be free from any security interest, option, claim or any other third-party right (including right of first refusal) and any other rights incidental thereto. Each Transferor hereby waives any right of first refusal it is entitled to in connection with the Equity Transfer.

SECTION 3. PRICE AND PAYMENT

3.1	For the purpose of the Equity Transfer described in Section 2 hereof, Transferee agrees to pay Transferor the price of the transferred Equity Interest (the “Equity Transfer Price”) in the amount of Renminbi One Hundred and Forty-Eight Million Five Hundred Thousand (RMB148,500,000.00). Transferee shall pay Guo Qian and Nie Hongxin respectively Renminbi One Hundred and Forty-Three Million Five Hundred and Fifty Thousand (RMB143,550,000.00) and Renminbi Four Million Nine Hundred and Fifty Thousand (RMB4,950,000.00) according to their proportional ownership of the Equity Interest.

3.2	Transferee shall, within thirty (30) days of the issuance of the Business License or on the Closing Date, which is later, pay Transferor the Equity Transfer Price. The Parties shall cooperate in their best efforts to ensure the payment date of the Equity Transfer Price is no later than three (3) months after the issuance date of the Business License or other deadline approved by the Approval Authority. Such payment shall be made in the equivalent US dollar amount by directly paying to the bank account designated by each Transferor in advance (the exchange rate for converting Renminbi into US Dollar shall be the middle exchange rate published by the People’s Bank of China on the payment date).

SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1	Each Party represents and warranties to the other Parties that:

4.1.1	it has the right, authority and power to execute and perform this Agreement; and

4.1.2	subject to the approval of the Equity Transfer by the Approval Authority, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.2	Each Transferor severally and jointly makes additional representations and warranties to Transferee as set out in Exhibit B hereof.

4.3	Each Party undertakes that each representation and warranty made by it is true, accurate, complete and not misleading as of the date hereof. Immediately prior to the submission of this Agreement to the Approval Authority and immediately prior to the Closing, each Party is deemed to have undertaken that each representation and warranty made by it, with reference to the facts and circumstances in existence at the time of submission or at the time of Closing, is true, accurate, complete and not misleading. For this purpose only, if a representation or warranty expressly or implicitly refers to the date hereof, it shall be construed to apply to the time of submission or, if applicable, the Closing.

4.4	If a Party is in breach of any representation and warranty it has made (including without limitation falsity, inaccuracy, incompleteness or misleading nature of any representation and warranty made by it), it shall indemnify the other Parties against all claims, expenses, costs, losses and liabilities suffered or incurred by such other Parties in connection with the foresaid breach.

4.5	Prior to the Closing:

4.5.1	If a Party is aware of any representation and warranty which is untrue, inaccurate, incomplete or misleading, it shall immediately notify each of the other Parties;

4.5.2	A Party in breach of any representation and warranty shall take immediate actions to cure such breach. If the breach is not curable, the Parties shall negotiate with the other Parties in good faith to seek a solution acceptable to all the Parties; and

4.5.3	If the breach is not cured and no solution can be reached within thirty (30) days after the notice described in Section 4.5.1, the non-breaching Party/Parties may elect to proceed with the Closing or terminate this Agreement. No termination shall affect the rights and obligations that may have arisen from this Agreement.

4.6	Transferor shall be obliged to fully and promptly indemnify and hold Transferee harmless against and from any third-party rights, claims or liabilities against the Company or Transferee due to the Company’s or Transferor’s failure to make any disclosure prior to the Closing Date. Nothing contained in this provision shall affect the obligations and liabilities of the Parties under the remaining provisions hereof.

SECTION 5. SUBMISSION FOR APPROVAL

5.1	The Parties shall or shall procure the Company to, submit this Agreement to the Approval Authority for its approval.

5.2	Each Party shall promptly obtain all third-party approvals or consents required for the Equity Transfer.

5.3	In addition to the matters described in Sections 5.1 and 5.2, the Parties shall take all other appropriate actions and provide all other assistance that are necessary to fully and effectively carry out all the transactions and related matters contemplated hereby and fulfill the intent, terms and conditions of this Agreement, including but not limited to execution or delivery of all requisite documents, issuance of necessary covenants or statements and communication with the relevant government authorities. For the purpose of the foregoing, the Parties shall make all reasonable efforts to cause the relevant parties to agree upon and/or execute the following documents:

5.3.1	resolution made by Transferee and the highest authority of the Company approving the Equity Transfer pursuant to their respective articles of association;

5.3.2	Articles of the Company formulated by Transferee; and

5.3.3	all other application documents required by the Equity Transfer, including but not limited to the feasibility study report.

SECTION 6. CLOSING

6.1	The Closing of the Equity Transfer is subject to the fulfillment of all the closing conditions set forth in Exhibit A or waiver of such conditions by a Party which is entitled to do so.

6.2	The Parties shall make all reasonable efforts to cause the satisfaction of the foresaid closing conditions. If any closing condition is not satisfied within six (6) months after the date hereof, the Parties shall promptly consult with each other to seek a solution acceptable to all the Parties. If no solution can be reached within twelve (12) months after the date hereof:

6.2.1	unless otherwise agreed upon by the Parties in writing, this Agreement shall terminate on the expiry of such 12-month period. Such termination shall not affect the rights and obligations of each Party that may have arisen at the time of termination; and

6.2.2	each Party shall take all necessary or appropriate actions to restore its status prior to entering into this Agreement, including but not limited to applying to the relevant PRC authorities for revoking any approvals that may have been given in connection with the transactions contemplated hereby and for reversing any financial matters (including foreign exchange matters) that may have been carried out in connection with the transactions contemplated hereby.

6.3	Each Party shall have the right to notify the other Parties in writing of its waiver of all or a portion of the conditions that any or all of the other Parties should satisfy.

6.4	The Closing shall occur on the Closing Date in Beijing or at any other place agreed upon by the Parties. At the Closing:

6.4.1	Transferor shall deliver or cause to be delivered to Transferee, the Company’s seals and documents (originals and copies thereof) as listed below (copies of documents shall be stamped with the Company’s official seal and signed by Transferor before they are delivered to Transferee and in delivering such copies, the original shall also be produced for verification purpose; the original of the document in sub-clause (5) below shall be delivered afterwards):

(1)	certificate of approval from the Approval Authority approving the transactions hereunder and registering Transferee as the shareholder of the Company;

(2)	all company seals that bind the Company including the official seal, finance seal and contract seal and all board meeting minutes and resolutions;

(3)	confirmation of bank account balance of the Company by the last Business Day prior to the Closing Date;

(4)	resolution of the shareholders meeting of the Company approving the transactions hereunder;

(5)	a PRC legal opinion issued by a PRC counsel retained by the Company to Transferee regarding the compliance with PRC laws by the Company and the proposed transactions;

(6)	confirmation from each Transferor that as of the Closing the Company has no liability to any Transferor and/or its affiliate;

(7)	closing accounts of the Company prepared by an accountant, confirmed by each Transferor and delivered to Transferee; and

(8)	Business License of the Company upon the registration of the Equity Transfer.

6.5	If a Party fails or is unable to perform its obligations under Section 6.4 at the Closing, no other Party shall be required to proceed with the Closing and such other Party may, in its sole discretion, notify the Party in writing:

(1)	to terminate this Agreement without any liability;

(2)	to consummate the Closing on that date or designate a later date as the Closing Date and the Party who fails or is unable to perform its obligations shall be obliged to perform all obligations that remain to be performed on the postponed Closing Date.

6.6	If the Closing does not occur within fifteen (15) Business Days after the Initial Closing Date, the Parties shall consult with each other to seek a solution acceptable to all the Parties. If no solution is reached within one (1) month after the Initial Closing Date:

6.6.1	unless otherwise agreed upon by the Parties in writing, this Agreement shall terminate on the expiry of such one-month period. Such termination shall not affect the rights and obligations of each Party that may have arisen at the time of termination; and

6.6.2	each Party shall take necessary or appropriate actions to restore its status prior to entering into this Agreement, including but not limited to applying to the relevant PRC authorities for revoking any approvals that may have been given in connection with the transactions contemplated hereby and for reversing any financial matters (including foreign exchange matters) that may have been carried out in connection with the transactions contemplated hereby.

6.7	Transferee shall be entitled to own the Equity Interest and all rights and interests therein from the Closing Date.

SECTION 7. FURTHER COVENANTS

7.1	Each Party shall further execute documents and take actions that may be reasonably required for full implementation of this Agreement.

7.2	Without limiting the generality of Section 7.1, each Party shall:

7.2.1	assist the Company with the application to the Approval Authority for obtaining the approval of the Equity Transfer; and

7.2.2	after obtaining the approval from the Approval Authority, assist the Company with the application to the Registration Authority for the change of the Company’s registration.

7.3	During the period between the date hereof and the Closing Date, Transferor as the shareholder of the Company prior to the Closing shall not do or permit the Company to do any thing detrimental to the Equity Interest and/or the Company. Unless otherwise consented to by Transferee in writing in advance, Transferor shall make its best efforts to procure the management of the Company to ensure that:

(1)	the Company conducts its business consistent with ordinary and customary practice and except for payments during ordinary course of business, the Company shall not make or agree to make any other unnecessary payments;

(2)	the Company shall adopt all reasonable procedures to maintain and protect its assets;

(3)	during normal working hours and with reasonable notice, a representative of Transferee may have access to the financial statements of the Company and make copies thereof;

(4)	there is no act (or omission to act) taken, approved or caused by the Company and Transferor and/or any of its affiliate which constitutes or leads to a breach of any representation or warranty;

(5)	any information that Transferor becomes aware of and that may constitute facts or circumstances of breach of any warranty shall be disclosed promptly, whether existing prior to the date hereof or after the date hereof and prior to the Closing;

(6)	the Company shall not declare, pay or attempt to pay dividends or make other profit distributions;

(7)	the Company shall not increase or agree to increase its registered capital nor accept or provide any loan;

(8)	unless consented to by Transferee, the Company shall not enter into related party transactions with any Transferor and/or any of its affiliate and the Company shall not provide any guarantee for any Transferor and/or its affiliate;

(9)	except required by law, the Company shall not change the employment terms with any of its employees (including the management stuff) resulting in increase of the Company’s payroll costs;

(10)	neither the Company nor any Transferor or any of its affiliate shall take any act adverse to the provisions hereof or the transactions contemplated hereby.

7.4	Prior to the Closing, Transferor shall within three (3) Business Days of the execution of any business contract by the Company deliver a copy of such contract to Transferee for filing purpose.

7.5	Prior to the Closing, Transferor shall procure that the Company has consulted fully with Transferee with respect to any matter that may adversely affect the Company and that without Transferee’s prior written consent the Company will not:

(1)	except in the ordinary course of business and consistent with past practice, enter into or engage in any material agreement, contract, arrangement or transaction (whether or not legally binding) that may affect the status of the Company, including but not limited to entering into any contract with a value or incurring a single amount exceeding Fifty Thousand US Dollars (US$50,000) or a cumulative amount exceeding One Hundred and Twenty Thousand US Dollars (US$120,000) in connection with any fixed-assets investments, capital commitments, capital expenditures, acquisitions, investments or similar arrangements (or making any tender or bid resulting in such contract or obligation);

(2)	except in the ordinary course of business and consistent with past practice, enter into any long term contract or any contract of an abnormal business nature or any contract that entails significant obligations or may have a material effect upon the nature or scope of the Company’s operation or make similar commitments (or making any tender or bid resulting in such contract or obligation);

(3)	agree to the amendment of any existing contract which the Company is a party thereto which contract may have a material effect upon the nature and scope of the Company’s operation; or

(4)	whether or not in the ordinary course of business or consistent with past practice, acquire or sell or agree to acquire or sell, any asset with a single amount in excess of Fifty Thousand US Dollars (US$50,000) or a cumulative amount in excess of One Hundred and Twenty Thousand US Dollars (US$120,000).

SECTION 8. SPECIAL AGREEMENTS

8.1	In consideration of Transferor’s contributions to the Company over the years, Transferee agrees that subject to the fulfillment of the following conditions, the Company will make a special distribution to Transferor in the form of incentive payments:

8.1.1	For each of its accounting year 2008 and 2009 (the “Assessment Year”), the Company’s audited net profit shall increase by no less than thirty percent (30%) comparing to the previous accounting year; and

8.1.2	No Key Employee, including Transferor, has breached his/her employment contract entered into with the Company.

8.2	If the above conditions are met in the Assessment Year 2008, the Company will pay Transferor a special distribution in the amount of Renminbi Sixteen Million Four Hundred and Two Thousand One Hundred (RMB16,402,100), of which an amount of Renminbi Fifteen Million Eight Hundred and Fifty-Five Thousand Three Hundred and Sixty-Three (RMB15,855,363) will be paid to Guo Qian and an amount of Renminbi Five Hundred and Forty-Six Thousand Seven Hundred and Thirty-Seven (RMB546,737) will be paid to Nie Hongxin. If the above conditions are met in the Assessment Year 2009, the Company will pay Transferor a special distribution in the amount of Renminbi Seventeen Million Two Hundred and Fifty-Eight Thousand Seven Hundred (RMB17,258,700), of which an amount of Renminbi Sixteen Million Six Hundred and Eighty-Three Thousand Four Hundred and Ten (RMB16,683,410) will be paid to Guo Qian and an amount of Renminbi Five Hundred and Seventy-Five Thousand Two Hundred and Ninety (RMB575,290) will be paid to Nie Hongxin.

8.3	For the purpose of the foregoing provision, the Parties agree that the Company’s net profit in 2007 determined pursuant to the international accounting principles shall be Renminbi Fifteen Million (RMB15,000,000). The Company shall engage an auditor to audit its net profit pursuant to the international accounting principles within fifteen (15) working days after the end of each Assessment Year. If the above conditions are met after the audit, the Company shall, within thirty (30) working days of issuance of the auditor’s report for the applicable Assessment Year, pay Transferor the special distribution in RMB for the applicable period.

8.4	If the Company’s audited net profit in accounting year 2008 is less than Renminbi Nineteen Million Five Hundred Thousand (RMB19,500,000), the net profit in 2009 shall increase by no less than thirty percent (30%) comparing to Renminbi Nineteen Million Five Hundred Thousand (RMB19,500,000) in order for Transferor to receive the special distribution for that year.

8.5	The special distribution is a pre-tax amount and the Company will withhold the individual income tax on behalf of Transferor before making the special distribution.

8.6	To promote the profit growth of the Company, Transferee and Transferor will discuss the investment plans of the Company. Transferee shall not unreasonably withhold its consent to any appropriate proposal made by Transferor.

8.7	Employees who remain employed by the Company (including Transferor) or join other member of Transferee’s group after the Closing will be entitled to employee share option pursuant to the employee share option plan implemented by Transferee, subject to the option agreement entered into with Transferee.

SECTION 9. CONFIDENTIALITY

Transferor shall and shall procure that its affiliates, including Beijing Ke Yi Bang En Medical Device and Technology Co., Ltd. (“KYBE”) will keep in confidence any confidential information about the Company acquired by them and will neither use such confidential information for any purpose nor disclose the same to any third party except for the benefit of the Company and after consented by the Company and Transferee in advance. If any disclosure of confidential information is a mandatory requirement by law or from a court of jurisdiction or any regulatory authority, the disclosing Party shall make the disclosure only to the extent necessary and to the extent permitted by applicable laws and regulations and adopt all permitted measures to procure confidential treatment of the information so disclosed. A breach of this provision by any affiliate of Transferor shall be deemed a breach by Transferor.

SECTION 10. NOTICE

Any notice hereunder shall be made in writing and delivered by facsimile or registered mail to the number or address notified by the recipient from time to time. A notice so delivered shall be deemed received:

(1)	if sent by facsimile, upon receipt of a confirmed transmittal receipt;

(2)	if sent by registered mail, seven (7) days after posted.

SECTION 11. LIABILITY FOR BREACH

Without prejudice to any other terms hereof, if a Party is in breach of any provision hereof, the breaching Party shall indemnify the non-breaching Parties all losses incurred by them as a result of such breach and all costs, expenses and liabilities arising therefrom.

SECTION 12. FEES AND TAXES

12.1	Each Party shall bear its own expenses, costs and fees in connection with its negotiation of the Equity Transfer and the preparation, execution and performance of this Agreement.

12.2	Each Party shall pay the taxes payable by it in connection with the Equity Transfer hereunder. Each Party shall pay its stamp duty for an original copy of this Agreement held by it.

SECTION 13. ONGOING EFFECT

The obligations provided hereunder, except to the extent that they have been performed and unless otherwise specified herein, shall remain in effect after the Closing.

SECTION 14. DISPUTE RESOLUTION

Any dispute arising out of or in connection with this Agreement, including a dispute on the effectiveness or existence of this Agreement, shall be resolved by the Parties through good-faith consultation. If the dispute cannot be resolved through consultation, any Party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the then-effective arbitration rules of the Commission. The arbitral award shall be final and binding upon all the Parties.

SECTION 15. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with PRC laws.

SECTION 16. COUNTERPART

This Agreement is made in Chinese in eight (8) counterparts. Each party shall hold one the remaining ones shall be used for submissions for approval.

SECTION 17. ENTIRE AGREEMENT

This Agreement and its exhibits shall constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior documents, discussions, letters of intent, supplementary letters of intent, memorandum of understanding, negotiations and agreements among the Parties in this regard.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first date and at the place written above.

Transferor:

Guo Qian

By:	/s/ Guo Qian	(signature)

Nie Hongxin

By:	/s/ Nie Hongxin	(signature)

Transferee: China Kanghui Holdings

Legal Representative or Authorized Representative:	/s/ Jiang Yikang	(signature)

Beijing Libeier Biology Engineering Research Institute Co., Ltd.

(affixed with official seal)

Legal Representative or Authorized Representative:	/s/ Guo Qian	(signature)

Exhibit A    Conditions

The Closing is subject to the fulfillment of each of the following conditions:

(1)	Transferor shall, or shall cause the Company to, procure that:

(a)	the Company’s shareholders meeting shall have adopted a resolution approving the Equity Transfer;

(b)	the competent development and reform commission (or its successor) shall have approved the transaction hereunder and issued the approval document;

(c)	the Approval Authority shall have approved the transaction hereunder and issued the certificate of approval;

(d)	each Key Employee of the Company shall have entered into an employment contract with the Company substantially in the form attached hereto as Exhibit C with a remainder of the term no less than three (3) years;

(e)	the Company shall have completed the registration of the Equity Transfer with the Registration Authority and have been issued the Business License;

(f)	in respect of the Intellectual Property listed in Schedule 1 of Exhibit B, the Company shall have entered into assignment with the relevant obligee/Guo Qian as Transferor on the terms reviewed and accepted by Transferee and filed an application with the competent authority for such assignment and the competent authority shall have accepted the application;

(g)	except the amount payable to KYBE under the agreement described in (h) below, the Company shall have no related party debts and all outstanding related party debts shall have been discharged, the Company shall have no related party guarantee and all outstanding related party guarantee shall have been released, and except otherwise provided in this exhibit, there shall be no other related party transaction or arrangement during its implementation period;

(h)	the Company shall have acquired from KYBE the manufacturing equipment listed in Schedule 2 of Exhibit B on the terms reviewed and accepted by Transferee;

(i)	the Company shall have terminated its relationship with KYBE as the Company’s distributor and commission manufacturer and executed the relevant termination agreement and/or other written documents; and

(j)	the Company and Transferor shall have provided Transferee with all the documents and information reasonably requested by Transferee.

(2)	Transferee shall:

(a)	obtain the resolution of Transferee’s shareholders meeting/board of directors approving the Equity Transfer; and

(b)	sign the Articles of the Company.

Exhibit B    Representations and Warranties

The terms defined in the main body of the Agreement shall have the same meanings as they are used in this Exhibit B and the terms below shall have the following meanings:

“Accounts” means the audited accounts of the Company for the period ending on the Final Accounting Date (including a balance sheet and an income statement) and all explanations, reports and other documents attached to the audited accounts;

“Encumbrance” means any mortgage, charge, pledge, lien, option, limitation, right of first refusal, preemptive right, third-party right or interest or any other encumbrance or security interest of any kind, or other agreements to create or effect any of the foregoing (including but not limited to any ownership retention and trust arrangement);

“Intellectual Property” means:

(a)	all business names, designs, Internet domain names, email addresses (except for those containing names of the Company’s staff), trade names, trade marks or service marks that the Company has used or intends to use, and other applications and registrations in connection therewith, including but not limited to the rights in connection with the names listed in Schedule 1 of this Exhibit B (collectively the “Marks”);

(b)	all patents and patent applications for creative contributions to the major properties of any inventions made by an employee of the Company by performing his job duties under his employment contract or by using primarily the Company’s funds, equipment, parts, materials or technical information unknown to the public, including but not limited to all inventions, utility models and designs in any project, or all patents and patent applications otherwise acquired by the Company, including without limitation the patents and patent applications listed in Schedule 1 of this Exhibit B (collectively the “Patents”);

(c)	copyrights in all published and unpublished works created by any employee of the Company or any person engaged by the Company, either alone or together with others, within the scope of his employment or engagement or works contained in any visual medium or copyrights in all published and unpublished works otherwise acquired by the Company (collectively the “Copyrights”);

(d)	rights in all template works developed, designed, manufactured, conceived or reduced to practice by any employee of the Company or any person engaged by the Company, either alone or together with others, within the scope of his employment or engagement, or rights in all template works otherwise acquired by the Company (collectively the “Template Works Rights”);

(e)	all techniques and/or commercial information unknown to the public (which can generate profit for the Company and are easy to be applied and are kept in confidence by the Company) developed, designed, manufactured, conceived or reduced to practice by any employee of the Company or any person engaged by the Company, either alone or together with others, within the scope of his employment or engagement or otherwise acquired by the Company, including but not limited to confidential or proprietary information, know-hows, processes, methods, research, technical information, data, improvements, concepts, inventions, findings, skills, developments, plans, graphs, drawings, flow charts, printings, specifications, software programs, source and actuating codes, development and business plans, strategies, forecasts, customer information, customer lists or information with similar contents, whether commercial, experimental or patentable (collectively the “Trade Secrets”).

(f)	all good will relating to the Marks, Patents, Copyrights, Template Works Rights and Trade Secrets and all reliefs and protections available under the laws applicable to a breach of or infringement upon any of the foregoing, and the Company’s rights under any contract in connection with the Marks, Patents, Copyrights, Template Works Rights and Trade Secrets; and

all agents’ working documents in respect of any of the foregoing owned by the Company.

“Final Accounting Date” means December 31, 2007.

“Management Accounts” mean the unaudited income statement of the Company for the period beginning on the Final Accounting Date and ending on March 31, 2008 and the unaudited balance sheet of the Company as of March 31, 2008;

“Real Property” means all land use rights and buildings acquired, used or possessed by the Company and all rights of the Company associated therewith. A detailed description of the Real Property is set out in Schedule 2 of this Exhibit B; and

“Tax” or “Taxes” means taxes, withholdings, levies, fees or assessments of any kind whatsoever imposed by the PRC or other finance, taxation, custom or tax-levying entity or other departments, authorities or officials (collectively the “Tax Authority”), including, without limitation, levies of any nature imposed by the Tax Authority (including any fines, penalties, additions or interest in connection therewith).

Clause One	Capacity and Authority

1.1	Each Transferor has the right, power and authority to execute and deliver this Agreement and each document to be executed on or prior to the Closing Date and to exercise the rights and perform the obligations hereunder and thereunder and has taken all necessary actions in this regard. Each Transferor do no need to go through the process of state-owned asset evaluation or obtaining an approval from the state-owned asset administrative department or filing with such department for the Equity Transfer.

1.2	Except for the approval and registration required by the project review authority, the Approval Authority and the Registration Authority, each Transferor and/or the Company are not required to obtain any third-party approval or consent in respect of the Equity Transfer.

1.3	The Company has the right, power and authority to conduct the business as conducted on the date hereof.

Clause Two	Information

2.1	Prior to and during the negotiations for entering into this Agreement, all information provided to Transferee or its consultant or agent by Transferor or its representative are true, complete, accurate and not misleading.

2.2	All information about the Equity Interest and the Company, the disclosure of which may be essential to a purchase of the Equity Interest, has been disclosed to Transferee in written form.

Clause Three	Ownership Interest

Transferor is the legal and beneficial owner of the Equity Interest. Transferor has paid up the consideration for the Equity Interest in the Company and the Company’s registered capital has been fully paid in. There is no event, occurred or ongoing, of withdrawing or otherwise transferring the Company’s registered capital. The interest owned by each Transferor in the Company is free from any dispute or controversy. The Equity Interest itself or any portion thereof is free from any Encumbrance and is not subject to any agreement, arrangement or obligation to create or impose any Encumbrance. There has been no person claiming his rights relating to any Encumbrance on the Equity Interest or any portion thereof.

Clause Four	Accounts

4.1	General

4.1.1	The Accounts are prepared and audited on a proper and consistent basis pursuant to the PRC laws and applicable rules and the PRC generally accepted accounting principles and practices.

4.1.2	The Accounts truthfully and fairly reflect the assets, liabilities, capital commitment and business conditions of the Company as of the Final Accounting Date and the income and loss of the Company during the applicable period as well.

4.2	Debts and Liabilities

4.2.1	The Accounts have made provision for bad debts, doubtful accounts and all liabilities (whether actual, contingent or otherwise) and all financial commitments as of the Final Accounting Date pursuant to PRC generally accepted accounting principles.

4.2.2	The Accounts accurately reflect and disclose all liabilities (whether actual, contingent or otherwise) and financial commitments of the Company.

4.3	Tax Provision

The Accounts have made full provision for payment of all Taxes that the Company may be required to pay under PRC laws as of the Final Accounting Date or any period beginning prior to such date. The Accounts have made full provision for payment of contingent or deferred Taxes as of the Final Accounting Date or any period beginning prior to such date.

4.4	Accounting Records

Accounting records, updated in a timely manner and kept or controlled by the Company, are prepared completely and accurately pursuant to the PRC laws and applicable rules and the PRC generally accepted accounting principles and practices.

4.5	Management Accounts

Management Accounts are prepared consistent with the standards for the Accounts and fairly reflect the assets, liabilities and income/loss of the Company as of March 31, 2008.

Clause Five	Change Since the Final Accounting Date

5.1	General

Since the Final Accounting Date:

5.1.1	the Company has conducted its business consistent with past practice to maintain its ongoing operation;

5.1.2	there has been no material adverse change to the financial or business status or prospects of the Company; and

5.1.3	there has been no adverse change in the assets and liabilities reflected by the Accounts except the depreciation arising from the ordinary course of business and there has been no decrease in the net value of the Company’s tangible assets according to the evaluation method adopted for the Accounts.

5.2	Special Clauses

5.2.1	Except the change in the ordinal course of business acknowledged by Transferee, the Company has neither:

(a)	acquired or disposed of or agreed to acquire or dispose of any assets; nor

(b)	assumed or incurred or agreed to assume or incur any liabilities, obligations or costs (whether actual or contingent).

5.2.2	Except in the ordinal course of business, the Company has not compromised, sold or agreed to sell any creditor’s rights.

5.2.3	The business of the Company is not subject to any material adverse effect as a result of loss of customers or suppliers, or termination of any agreement or amendment of terms thereof, or any abnormal reason having no effect on similar business, and to the knowledge and belief of Transferor, there is no fact or circumstance that may have a material adverse effect on the business of the Company; and

5.2.4	Except those reflected by the Accounts, the Company has not declared, paid or distributed any dividends, funds or profits.

Clause Six	Tax

6.1	General

6.1.1	The Company has paid all Taxes payable and it neither has nor has it had any liability to pay fines, additions, penalties or interest for any Taxes.

6.1.2	Except only any Tax liabilities arising from the ordinary course of business, the Company has no existing, contingent or deferred Tax liabilities.

6.1.3	The Company is not involved and will not be involved in any Tax related dispute. No Tax Authority has conducted or intends to conduct a Tax related investigation against the Company and there is no fact leading to such investigation.

6.1.4	The favorable tax treatment the Company is entitled to has been lawfully granted to the Company by the relevant Tax Authority and the Company will continue to be entitled to such favorable tax treatment.

6.1.5	The Company has made reservation for the compensation, wages and other taxable benefits of its directors, executives and employees in full amount within the time period required by law and has paid to the relevant Tax Authority the individual income taxes.

6.2	Enterprise Income Tax

6.2.1	The Company has paid all enterprise income taxes payable and it neither has nor has it had any liability to pay fines, additions, penalties or interest for any enterprise income taxes.

6.2.2	The Company has filed enterprise income tax returns on a timely basis as required by PRC laws and regulations.

6.2.3	The Company has prepared, submitted, obtained and continued to renew complete, accurate, appropriate or necessary records, invoices, approvals and documents for filing enterprise income tax returns as required by PRC laws and regulations.

6.2.4	The Company has adopted procedures and treatments appropriate or necessary for enterprise income tax in accordance with PRC laws and regulations.

6.2.5	The Company has no existing, contingent or deferred enterprise income tax payment obligations.

6.3	Value-Added Tax

The Company has:

6.3.1	duly registered with the relevant Tax Authority pursuant to the value-added tax laws and regulations of the PRC;

6.3.2	as required by the PRC laws and regulations, prepared, submitted, obtained and continued to renew complete and accurate records, invoices and document appropriate or necessary for paying value-added taxes;

6.3.3	not delayed in paying any value-added taxes due or payable or submitting any tax returns under the PRC laws and regulations; and

6.3.4	made request for refunds on value-added taxes in a timely manner pursuant to the PRC laws and regulations.

Clause Seven	Assets

7.1	As from the Final Accounting Date, each asset included in the Accounts of the Company or acquired by the Company (excluding the inventories disposed of in the ordinary course of business thereafter) and all assets in use by the Company are:

7.1.1	legally and beneficially owned by the Company free from any Encumbrance;

7.1.2	not subject to any agreement on lease, rent, let or deferred sale; and

7.1.3	to the extent that they can be possessed, exclusively possessed or controlled by the Company.

7.2	The assets owned, possessed or used by the Company constitute all the assets necessary for the Company to fully and effectively carry out its business in the ordinary course of business.

7.3	All equipment, machines, vehicles and device (including but not limited to the manufacturing equipment to be acquired from KYBE as required hereunder) owned, possessed or used by the Company are in good operating and repair conditions and receive regular and appropriate maintenance. None of the foresaid assets needs upgrade or replacement.

7.4	After the Company acquires the manufacturing equipment listed in Schedule 1 of Exhibit B from KYBE pursuant to an agreement for such transfer entered into with KYBE, the manufacturing equipment:

7.4.1	will be legally and beneficially owned by the Company free from any Encumbrance;

7.4.2	will not be subject to any agreement on lease, rent, let or deferred sale;

7.4.3	will be exclusively possessed or controlled by the Company; and

7.4.4	will be in good operating and repair conditions, receive regular and appropriate maintenance and need no upgrade or replacement.

Clause Eight	Intellectual Property

8.1	The Company has the right to develop, employ, sell or otherwise utilize any Intellectual Property used by the Company without paying a fee to any third party or incurring any infringement claims or other opposing claims.

8.2	To the knowledge of the Company, none of the Marks, Patents and Copyrights used in the products or services provided by the Company infringes or is alleged to infringe upon any third-party trade name, trade mark or service mark, patent, copyright or any other intellectual property.

8.3	The Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

8.4	The Company owns valid title and absolute right to the Trade Secrets used by it. No Trade Secrets are known to the public, nor are they used, disclosed or misused for the benefit of any person (excluding the Company) or in a manner detrimental to the interest of the Company. The Trade Secrets are not subject to any adverse claims, are not challenged or threatened in any way whatsoever and are not acquired from a third party in an inappropriate manner.

8.5	After the Company, pursuant to an agreement entered into with the relevant party on transfer of the Intellectual Property listed in Schedule 1 of Exhibit B, acquires such Intellectual Property, it will legally and beneficially own such Intellectual Property free from any Encumbrance. The Company has the right to develop, employ, sell or otherwise utilize the foresaid Intellectual Property without paying a fee to any third party or incurring any infringement claims or other opposing claims.

Clause Nice	Debtors

Creditor’s rights (including accounts receivable) shown in the Accounts or Accounting Records are within the scope of the Company’s ordinary business. The Company has not discharged any creditor’s rights in the Accounts or Accounting Records (including accounts receivable) as a result of which a debtor pays or will pay an amount less than the book value of such creditor’s rights. None of the creditor’s rights (including accounts receivable) has in any way been deferred, subordinated or cancelled or become unrecoverable. Transferor has no reason to believe that no such creditor’s right (including accounts receivable) will realize its book value during the ordinary course of payment collection.

Clause Ten	Effect of Equity Transfer

The execution and performance of this Agreement or any documents to be executed at or prior to the Closing will not:

10.1	deprive the Company of any assets, permits, licenses, rights, entitlements, privileges, concessions or allowances it may have in any jurisdiction on the date hereof, including but not limited to any rights in any self-owned or third-party Intellectual Property; or

10.2	conflict with, or constitute a breach of, or cause an event of default under, or require any person’s consent to, or release any person from obligations under any agreement or arrangement to which the Company is a party or any law or administrative requirements binding upon the Company.

Clause Eleven	Real Property

11.1	The Real Property consists of the land use rights and buildings acquired, used or possessed by the Company as of the date hereof and all the rights of the Company relating to such land use rights and sites.

11.2	A complete and accurate description of the Real Property is set out in Schedule 2 of Exhibit B hereof.

11.3	The Real Property is free from any Encumbrance and there is no one who owns or possesses any property or has, may have or alleges to have any right or easement of any kind with respect to such property, which may adversely affect the Company’s use of, possession of and entitlement to such property.

Clause Twelve	Environmental Matters

The Company has not committed any act against PRC laws or regulatory requirements with respect to environmental protection or protecting human health and has been at all times in compliance with all PRC laws, regulations, codes of conduct, guidelines, instructions, standards and other guiding materials issued by any local or central government of the PRC concerning environmental protection and protecting human health.

Clause Thirteen	Agreements

13.1	Neither the Company nor Transferor has the knowledge that any contract, agreement, arrangement or obligation to which the Company is a party is void or there are grounds for any termination, withdrawal or cancellation in connection therewith. Neither of the Company nor any party with which the Company has entered into such contract, agreement, arrangement or obligation has given a notice seeking to terminate any of the foregoing or has attempted to cancel or release any of the foregoing.

13.2	Neither of the Company nor any party with which the Company has entered into any contract, agreement or arrangement has been in material breach thereof and there is no fact or circumstance that may cause such breach.

13.3	The Company is not a party to any contract, agreement or arrangement that any party thereto has the right to terminate or for which such party has the right to create or increase any obligations (whether in form of payment or otherwise) of the Company to any person due to the Equity Transfer or any provision hereof.

13.4	The Company is not a party to any long-term, burdensome or unusual contracts, agreements, arrangements or covenants nor has it any obligations thereunder. Such long-term, burdensome or extraordinary contracts, agreements, arrangements or covenants include but not limited to:

13.4.1	contracts, agreements, arrangements or covenants not entered into in the ordinary course of business;

13.4.2	contracts, agreements, arrangements or covenants not entered into on an arm-length basis;

13.4.3	contracts, agreements, arrangements or covenants restricting the Company from conducting all or part of its business or from utilizing any of its properties at its own discretion; or

13.4.4	contracts, agreements, arrangements or covenants that the Company is unable to perform in a timely manner or that the Company can only perform by spending excessive or extraordinary money or efforts.

Clause Fourteen	Creditors

The Company has made payments to its creditors within the time limits agreed upon with such creditors. None of the customers and suppliers of the Company:

14.1	ceases to deal with or supply to the Company or indicates its intent to that effect;

14.2	substantially reduces dealings with or supplies to the Company or indicates its intent to that effect; or

14.3	substantially amends the terms for dealings with or supplies to the Company or indicates its intent to that effect.

Clause Fifteen	Permits and Compliance with Law

15.1	The Company has obtained all permits, licenses, approvals and other authorizations necessary for the Company to own, operate and use all its assets, conduct the business as currently conducted by it, and sell and provide the products and services as currently sold and provided by it. All such permits, licenses, approvals and authorizations are in full force and effect. There is no recorded or alleged breach of any such permits, licenses, approvals and authorizations and there is no legal proceeding pending with respect to the suspension or limitation thereof, nor is there such legal proceeding threatened or expected to the knowledge of Transferor.

15.2	The Company has been conducted its business and affairs in compliance with all applicable PRC laws and has not been in breach or violation of any law of the PRC or other jurisdiction applicable to the Company or its business, which breach or violation may have material adverse effect on the assets and business of the Company.

15.3	The Company has at all times and in all aspects conducted its business in accordance with the scope of business set forth in its joint venture contract, Articles and Business License and all actions and things taken or performed by the Company are within the foresaid scope of business.

Clause Sixteen	Employees

16.1	The Company has received no resignation notice from any Key Employee.

16.2	There is no service contract or other employment contract between the Company and any person which has been suspended or terminated but may be resumed or enforced or under which the Company has any continuous obligations.

16.3	In respect of all employees (and to the extent applicable, including all former employees) of the Company, the Company:

16.3.1	has been in compliance with applicable state and local labor laws and all orders or decisions given in view of all laws or work conditions of the employees, and all other obligations imposed on the Company by such orders or decisions as well;

16.3.2	has maintained complete human resource records for each employee;

16.3.3	has entered into an appropriate agreement with each employee stating that all works for hire with creative contributions to the major properties of any inventions, inventions (patentable or unpatentable), Trade Secrets, Copyrights and patent applications and Patents granted therefor and copyright registrations developed by such employee by performing his job duties under his employment contract or by using primarily the Company’s funds, equipment, parts, materials or technical information unknown to the public, belong to the Company and he agrees to keep in confidence all Company information or any confidential information of a third party; and

16.3.4	has no payment obligations with respect to any severance or other employment related compensation or indemnity of similar nature payable and unpaid or becoming payable and unpaid.

16.4	At or after the Closing, the Company will manage the remuneration and benefits of its employees in accordance with the standards agreed upon by the Parties.

16.5	The Company has fully paid or contributed to the pension, housing, medical, unemployment and all other social insurance funds or employee benefits required by law and any applicable contract and there is no dispute in relation with such funds or benefits.

16.6	Except the social insurance or employee benefits required by law, the Company is not subject to any other liability relating to employee benefits.

Clause Seventeen	Liabilities

17.1	Debts

Except for those disclosed by the Accounts, the Company has no outstanding loan capital, borrowings or other debts (including any contingent debts) and has not agreed to incur any loan capital, borrowings or other debts (including any contingent debts), and there are no other undisclosed debts (including any contingent debts), obligations or liabilities or events may lead to such debts (including any contingent debts), obligations or liabilities.

17.2	Third-Party Guarantee

The Company has not provided any guarantee for any obligation of others or incurred any financial or other obligation to become a party to any mortgage, pledge, guarantee, indemnity or other agreement, or assumed any liabilities thereunder (including but not limited to contingent liabilities), or by any other means imposed limitations of rights upon the Company, the Equity Interest or any asset of the Company or incurred any debts, obligations or liabilities as a result of the limitations so imposed.

17.3	Event of Default

No event of default or event of default alleged by a third-party that may incur any liability or obligation to the Company has occurred.

Clause Eighteen	Bankruptcy

No resolution has been made to designate or file with a people’s court for bankruptcy or to liquidate the Company. No garnishment, seizure or other legal action has been taken against any asset of the Company. The Company has not ceased to pay or become insolvent to pay its debts or become bankrupt under PRC laws, nor has it requested mediation for settlement of its debts. No liquidation committee has been appointed by the Company, a people’s court or any other person for the purpose of liquidating the Company’s business or assets or any portion thereof. No creditors’ meeting has been or will be held. No ruling has been given to declare the Company bankrupt and no announcement regarding the bankruptcy of the Company has been made by a people’s court, and there is no unfulfilled or unsatisfied judgment or order given by a people’s court against the Company. The Company has no delay in paying any of its obligations when due and payable.

Clause Nineteen	Actions and Compliance with Law

19.1	Actions

Neither the Company nor any person who will have vicarious liability for an act or breach of the Company has been involved in any civil, criminal, arbitral, administrative or other proceedings or disputes in any jurisdiction. There are no civil, criminal, arbitral, administrative or other proceedings or disputes pending or threatened against the Company or any person who will have vicarious liability for an act or breach of the Company.

19.2	Compliance with Law

The Company has conducted its business and disposed of its assets in compliance in all material aspects with all applicable laws and administrative requirements of any relevant jurisdiction.

Clause Twenty        Constitutional Documents and Reports

20.1	The Company has conducted and will at all times conduct its business in compliance in all aspects with its Articles and Business License.

20.2	All reports, materials, resolutions and other documents relating to the Company that are required to be filed with or submitted to the administration of industry and commerce or any other department have been duly filed or submitted.

Clause Twenty-One Foreign Exchange

There has been no violation of PRC foreign exchange provisions which may subject the Company to any penalties, sanctions or other injunctions (including revoking the Business License).

Clause Twenty-Two Subsidiaries and Others

The Company owns no interest in another company or any other enterprises, nor has it agreed to acquire such interest or to merge or consolidate therewith.

Schedule 1

Intellectual Property

Intellectual Property of Beijing Libeier Biology Engineering Research Institute Co., Ltd.

Beijing Libeier Biology Engineering Research Institute Co., Ltd. currently owns two independent intellectual property, name and details of which have been specified as follows:

Patent Type	Patent Name	Patent Number	Historical Owner	Current Owner
Utility Model	Spine Reduction Fixation Vertebral Pedicle Screw System	ZL 200620018974.3	Guo Qian	Beijing Libeier Biology Engineering Research Institute Co., Ltd.

Utility Model	Spine “U” Type Vertebral Pedicle Screw	ZL 200620002270.7	Guo Qian	Beijing Libeier Biology Engineering Research Institute Co., Ltd.

Schedule 2

Real Property and Manufacturing Equipment

Fixed Assets—Machinery Equipment Inventory List Evaluation

Table 5-2-1
Name of company in possession of the asset: Beijing Liberier Biology Engineering Research Institute Co., Ltd	Monetary Unit: RMB Yuan

Serial Number	Equipment Number	Equipment Name	Specifications and Models	Manufacturer	Unit of Measurement	Quantity	Date of Purchase	Start Date	Book Value		Adjusted Book Value		Estimated Value			Appreciation Rate %	Remark
									Original Value	Net Value	Original Value	Net Value	Original Value	Depreciation Rate %	Net Value
1		air compressor	SA-08A/0.85		item	1.00	September-02	October-02	24,006.00	14,123.40	24,006.00	14,123.40
2		PC-168B electrical measurement system	PC-168B		item	1.00	May-05	June-05	25,000.00	18,072.80	25,000.00	18,072.80
3		soldering machine			item	1.00	May-06	June-06	1,550.00	985.58	1,550.00	985.58
4		VPN equipment	VPN		item	1.00	January-07	February-07	1,800.00	1,372.50	1,800.00	1,372.50
5		SS-2 sandblasting machine	SS-2		item	1.00	January-07	February-07	17,575.00	13,400.95	17,575.00	13,400.95
6		liquid sandblasting machine		Changkong Sand Blasting Equipment	item	1.00	June-07	July-07	16,502.00	15,195.60	16,502.00	15,195.60
7		labeler			item	1.00	May-00	June-00	9,200.00	0.00	9,200.00	0.00
8		Tianheng printer			item	1.00	May-00	June-00	13,000.00	0.00	13,000.00	0.00
9		Changkong printer			item	1.00	May-00	June-00	3,000.00	0.00	3,000.00	0.00
10		D.C. regulated power supply			item	1.00	March-08	April-08	26,000.00	25,313.89	26,000.00	25,313.89
11		electric motor			item	1.00	March-08	April-08	5,000.00	4,868.06	5,000.00	4,868.06
12		milling machine	FAW120T	Wuxi Fodoo	item	1.00	April-08	May-08	42,082.50	42,082.50	42,082.50	42,082.50
13		water equipment		Beijing	item	1.00	April-08	May-08	45,250.00	45,250.00	45,250.00	45,250.00
14		mould			item	1.00	April-08	May-08	3,495.83	3,495.83	3,495.83	3,495.83
15		bench magnifier	SKK-B/10X/220V	Japan	item	1.00	April-08	May-08	4,007.50	4,007.50	4,007.50	4,007.50
16		lathe	CM6125	Jinan First Machine Tool	item	1.00	April-08	May-08	15,708.33	15,708.33	15,708.33	15,708.33
17		milling machine	XA5032	Beijing No. 1 Machine Tool	item	1.00	April-08	May-08	78,267.72	78,267.72	78,267.72	78,267.72
18		universal knee-and-column milling machine	XQ6125B	Guilin	item	1.00	April-08	May-08	25,783.80	25,783.80	25,783.80	25,783.80
19		sclerometer			item	1.00	April-08	May-08	6,123.33	6,123.33	6,123.33	6,123.33
20		air compressor	B22-15	Shanghai Fengxian Installation and Vessels Factory	item	1.00	April-08	May-08	45,807.64	45,807.64	45,807.64	45,807.64

21	storage and delivery car	600*600*795	Shanghai Pute	item	1.00	April-08	May-08	3,618.33	3,618.33	3,618.33	3,618.33
22	rotational burnisher	XL60P	Dalian Longzheng	item	1.00	April-08	May-08	14,836.67	14,836.67	14,836.67	14,836.67
23	310 bedroom lathe	CTX310	Gildemeister	item	1.00	April-08	May-08	601,883.45	601,883.45	601,883.45	601,883.45
24	NC additional shaft			item	1.00	April-08	May-08	16,572.60	16,572.60	16,572.60	16,572.60
25	liquid sandblasting machine		Changkong Sand Blasting Equipment	item	1.00	April-08	May-08	20,098.19	20,098.19	20,098.19	20,098.19
26	centerless grinder	M1020A	Wuxi Machine Tool Plant	item	1.00	April-08	May-08	60,638.94	60,638.94	60,638.94	60,638.94
27	single axle NC electrical spark forming machine	CTE300K	Beijing Dimengkate Machine Tool	item	1.00	April-08	May-08	48,416.67	48,416.67	48,416.67	48,416.67
28	universal tool grinding machine	M6025A	Wuhan Machine Tool Works	item	1.00	April-08	May-08	27,203.74	27,203.74	27,203.74	27,203.74
29	lathe	HG-32	Liaoning	item	1.00	April-08	May-08	23,096.27	23,096.27	23,096.27	23,096.27
30	vertical machining center	MXR-460V	Beiyi Dayu	item	1.00	April-08	May-08	571,023.75	571,023.75	571,023.75	571,023.75
31	air compressor	B22-15	Shanghai Fengxian Installation and Vessels Factory	item	1.00	April-08	May-08	23,941.67	23,941.67	23,941.67	23,941.67
32	Zebra printer			item	1.00	April-08	May-08	7,248.67	7,248.67	7,248.67	7,248.67
33	DNC-B software and hardware			item	1.00	April-08	May-08	12,132.16	12,132.16	12,132.16	12,132.16
34	fast NC wire-cut machine	CTW400	Dimengkate Machine Tool	item	1.00	April-08	May-08	57,131.67	57,131.67	57,131.67	57,131.67
35	Haier air conditioner			item	1.00	April-08	May-08	6,480.00	6,480.00	6,480.00	6,480.00
36	ultrasonic wave cleaner	1000W	Siemens	item	1.00	April-08	May-08	6,193.75	6,193.75	6,193.75	6,193.75
37	abrasive finishing machine			item	1.00	April-08	May-08	10,333.75	10,333.75	10,333.75	10,333.75
38	vibrating burnisher	LZD150PSP	Dalian	item	1.00	April-08	May-08	17,782.20	17,782.20	17,782.20	17,782.20
39	knife sharperner	HDT30	Shandong	item	1.00	April-08	May-08	8,772.50	8,772.50	8,772.50	8,772.50
40	spark high-speed tapping machine	CTD703	Dimengkate Machine Tool	item	1.00	April-08	May-08	22,480.00	22,480.00	22,480.00	22,480.00
41	flat stone mill	M7120	Hangzhou Machine Tool Plant	item	1.00	April-08	May-08	50,352.56		50,352.56	0.00
42	numerical control machine	HYK20F	Shanghai Instrument	item	1.00	April-08	May-08	154,761.17	154,761.17	154,761.17	154,761.17
43	worktable	2000*750*860	Shanghai Bott	item	1.00	April-08	May-08	3,600.82	3,600.82	3,600.82	3,600.82
44	rotational burnisher	XL60P	Dalian Longzheng	item	1.00	April-08	May-08	14,898.60	14,898.60	14,898.60	14,898.60
45	lathe	CM6125	Jinan First Machine Tool	item	1.00	April-08	May-08	16,868.67	16,868.67	16,868.67	16,868.67
46	manual tailstockTS160RS			item	1.00	April-08	May-08	9,374.40	9,374.40	9,374.40	9,374.40
47	microscope	MF-A1020	Japan Mitutoyo	item	1.00	April-08	May-08	171,222.33	171,222.33	171,222.33	171,222.33
48	ultrasonic wave cleaner	1000W	Siemens	item	1.00	April-08	May-08	4,453.33	4,453.33	4,453.33	4,453.33

Unit Price of Equipment	Source of Price	Purchase Price	Customs Schedule %	Value- added Tax Rate%	Bank Finance Charge	Foreign Trade Procedure Fee	Inspection Fee	Domestic Freight	Installation and Test Cost	Fund Cost Rate	Reasonable Completion Time of Project	Complete Replacement Value (Tax included)	Complete Replacement Value (Tax excluded)	Economic Life	Depreciation Rate of Year	On-site Depreciation	Integrated Depreciation
13800.00	2006 Electrical Price Guide	27600.00						0.5	10			30500.00		10	58

49	forcing press	JD23-4	Zhejiang Metalforming Machinery	item	1.00	April-08	May-08	7,330.29	7,330.29	7,330.29	7,330.29
50	tool vehicle	564*572*820		item	1.00	April-08	May-08	4,327.67	4,327.67	4,327.67	4,327.67
51	electric burner	SX-8-10	Beijing Electric Furnace Works	item	1.00	April-08	May-08	5,239.00	5,239.00	5,239.00	5,239.00
52	vertical machining center	MXR-460V	Beijing No. 1 Numerical Control	item	1.00	April-08	May-08	505,076.94	505,076.94	505,076.94	505,076.94
53	worktable	1500*750*800	Shanghai Bott	item	1.00	April-08	May-08	1,870.40	1,870.40	1,870.40	1,870.40
54	scrap-iron car	1000*850*870	Shanghai Bott	item	1.00	April-08	May-08	1,425.07	1,425.07	1,425.07	1,425.07
55	storage drawer cabinet	1125*600*2150	Shanghai Bott	item	1.00	April-08	May-08	2,260.07	2,260.07	2,260.07	2,260.07
56	drill press	E512-2A	Xihu	item	1.00	April-08	May-08	1,177.35	1,177.35	1,177.35	1,177.35
57	tool milling machine	X8130A	Beijing Instrument and Meter Plant	item	1.00	April-08	May-08	52,261.20	52,261.20	52,261.20	52,261.20
58	projection grinder	M9017B	Third Shanghai Machine Tool Plant	item	1.00	April-08	May-08	121,352.11	121,352.12	121,352.11	121,352.12
59	NC circular table			item	1.00	April-08	May-08	79,315.20	79,315.20	79,315.20	79,315.20
60	fast NC wire-cut machine	FW1	AgieCharmilles	item	1.00	April-08	May-08	117,214.29	117,214.29	117,214.29	117,214.29
61	hydrostatic press	YJ32-100A	Jiangdu, Chongqing	item	1.00	April-08	May-08	51,722.55	51,722.55	51,722.55	51,722.55
62	universal peripheral milling machine	MG1420E	Beijing No. 2 Machine Tool Works	item	1.00	April-08	May-08	69,368.80	69,368.80	69,368.80	69,368.80
63	fast NC wire-cut machine	CTW400	Dimengkate Machine Tool	item	1.00	April-08	May-08	54,226.67	54,226.67	54,226.67	54,226.67
64	numerically controlled lathe	HYK20	Shanghai Mingjing Machine Tool	item	1.00	April-08	May-08	91,606.67	91,606.67	91,606.67	91,606.67
65	universal dividing	F11100	Yantai	item	1.00	April-08	May-08	1,579.23		1,579.23	0.00
66	electrolytic rectifier			item	1.00	April-08	May-08	1,276.37		1,276.37	0.00
67	black light lamp			item	1.00	April-08	May-08	3,365.61		3,365.61	0.00
68	manostat	WY15020	Shanghai Wenya Power Voltage Manufacturing	item	1.00	April-08	May-08	11,025.00		11,025.00	0.00
69	storage racks			item	1.00	April-08	May-08	3,946.56		3,946.56	0.00
70	fast NC wire-cut machine	CTW400	Dimengkate Machine Tool	item	1.00	April-08	May-08	59,000.00		59,000.00	0.00
			Subtotal					3,640,543.56	3,460,698.01	3,640,543.56	3,460,698.01	0.00	0.00	-100.00
			Total					3,640,543.56	3,460,698.01	3,640,543.56	3,460,698.01	0.00	0.00	-100.00

Person filling out the form of company in possession of the asset: Shili Zhang

Date of filing: May 15, 2008

						0
			0										Monetary Unit: RMB Yuan

								Book Value		Adjusted Book Value		Estimated Value
Serial Number	Number Plate	Name of Car & Specifications and Models	Manufacturer	Unit of Measurement	Date of Purchase	Start Date	Mileage Driven (km)	Original Value	Net Value	Original Value	Net Value	Original Value	Depreciation Rate %	Net Value	Appreciation Rate %	Remark
		car	Shanghai General Motor	vehicle	June-07	July-07		217,780.00	161.34	217,780.00	161.34				-100.00
	KS4509	SGM6516ATA Buick	Shanghai General Motor	vehicle	March-08	April-08		246,400.00	239,879.78	246,400.00	246,400.00

Fixed Assets—Electronic Equipment Inventory List Evaluation

Table 5-2-3

Base Date of Assessment: May 31, 2007

0
Serial Number	Equipment Number	Equipment Name	Specifications and Models	Manufacturer	Unit of Measurement	Quantity	Date of Acquisition	Start Date	Book Value
									Original Value	Net Value
		storage racks			item	1	August-02	September-02	2,950.00	64.06
		iron cabinet			item	2	February-03	March-03	1,640.00	289.56
		desk			item	1	March-03	April-03	850.00	150.08
		cabinet			item	2	July-03	August-03	3,000.00	530.00
		photocopier			item	1	October-03	November-03	3,500.00	618.16
		fax machine			item	1	October-03	November-03	2,400.00	424.00
		24-piece cabinet			item	1	November-03	December-03	1,500.00	265.00
		DELL PC			item	2	November-03	December-03	10,788.22	1,906.10
		cellphone			item	2	December-03	January-04	2,360.00	416.76
		storage racks			item	1	December-03	January-04	1,453.00	256.51
		HP printer			item	1	February-04	March-04	1,750.00	364.50
		24-piece cabinet			item	6	February-04	March-04	9,480.00	1,975.00
		hard disk			item	1	February-04	March-04	2,500.00	521.00
		large three-drawer cabinet			item	1	February-04	March-04	850.00	177.00
		single bed			item	1	August-05	September-05	450.00	221.84
		air conditioner			item	1	August-05	September-05	3,000.00	1,480.00
		computer			item	1	July-07	August-07	3,968.64	3,403.08
		DVD (technology)			item	1	January-08	February-08	15,276.00	14,066.65
		printer			item	1	February-08	March-08	2,393.16	2,266.85
		desktop (factory)			item	1	February-08	March-08	2,295.54	2,174.39
		bed			item	1	March-08	April-08	1,485.00	1,445.81
		fax machine			item	1	May-00	June-00	2,800.00
		table for computer			item	1	May-00	June-00	350.00
		chair			item	1	May-00	June-00	700.00
		water fountain			item	1	May-00	June-00	350.00
		iron cabinet			item	1	March-02	April-02	3,200.00
		iron cabinet			item	1	May-00	June-00	3,520.00
		wooden cabinet			item	1	May-00	June-00	1,000.00
		desk			item	1	May-00	June-00	1,000.00
		safe			item	1	May-00	June-00	2,200.00
		computer			item	1	April-08	May-08	5,187.18	5,187.18
		display equipment			item	1	April-08	May-08	3,165.30	3,165.30
		desk			item	1	April-08	May-08	1,656.79	1,656.79
		desk			item	1	April-08	May-08	6,212.50	6,212.50
		computer supply			item	1	April-08	May-08	4,786.38	4,786.38
		iron sheet cabinet			item	1	April-08	May-08	1,837.00	1,837.00

			Subtotal						111,854.71	55,861.50
			Total						111,854.71	55,861.50

				Monetary Unit: RMB Yuan
Adjusted Book Value		Estimated Value			Appreciation Rate %	Remark
Original Value	Net Value	Original Value	Depreciation Rate %	Net Value
2,950.00	64.06		15.00	0.00	-100.00
1,640.00	289.56		15.00	0.00	-100.00
850.00	150.08		15.00	0.00	-100.00
3,000.00	530.00		4.99	0.00	-100.00
3,500.00	618.16		10.03	0.00	-100.00
2,400.00	424.00		10.03	0.00	-100.00
1,500.00	265.00		11.73	0.00	-100.00
10,788.22	1,906.10		11.78	0.00	-100.00
2,360.00	416.76		13.37	0.00	-100.00
1,453.00	256.51		13.42	0.00	-100.00
1,750.00	364.50		17.10	0.00	-100.00
9,480.00	1,975.00		17.59	0.00	-100.00
2,500.00	521.00		17.10	0.00	-100.00
850.00	177.00		17.15	0.00	-100.00
450.00	221.84		46.79	0.00	-100.00
3,000.00	1,480.00		46.85	0.00	-100.00
3,968.64	3,403.08		85.04	0.00	-100.00
15,276.00	14,066.65		95.12	0.00	-100.00
2,393.16	2,266.85		96.82	0.00	-100.00
2,295.54	2,174.39		96.82	0.00	-100.00
1,485.00	1,445.81		98.41	0.00	-100.00
2,800.00	0.00		15.00	0.00	#DIV/0!
350.00	0.00		15.00	0.00	#DIV/0!
700.00	0.00		15.00	0.00	#DIV/0!
350.00	0.00		15.00	0.00	#DIV/0!
3,200.00	0.00		15.00	0.00	#DIV/0!
3,520.00	0.00		15.00	0.00	#DIV/0!
1,000.00	0.00		15.00	0.00	#DIV/0!
1,000.00	0.00		15.00	0.00	#DIV/0!
2,200.00	0.00		15.00	0.00	#DIV/0!
5,187.18	5,187.18		100.11	0.00	-100.00
3,165.30	3,165.30		100.16	0.00	-100.00
1,656.79	1,656.79		100.22	0.00	-100.00
6,212.50	6,212.50		100.27	0.00	-100.00
4,786.38	4,786.38		100.33	0.00	-100.00
1,837.00	1,837.00

111,854.71	55,861.50	0.00		0.00	-100.00
111,854.71	55,861.50	0.00		0.00	-100.00

Fixed Assets—Machinery Equipment Inventory List Evaluation (Inventory List of equipments to be transferred from Keiyibangen to Libeier)

Name of company in possession of the asset: Beijing Libeirer Biology Engineering Research Institute Co., Ltd.

Serial Number	Equipment Number	Equipment Name	Specifications and Models	Manufacturer	Unit of Measurement	Quantity	Date of Purchase	Start Date	Book Value		Adjusted Book Value
									Original Value	Net Value	Original Value	Net Value
12		milling machine	FAW120T	Wuxi Fodoo	item	1.00	April-08	May-08	42,082.50	42,082.50	42,082.50	42,082.50
13		water equipment		Beijing	item	1.00	April-08	May-08	45,250.00	45,250.00	45,250.00	45,250.00
14		mould			item	1.00	April-08	May-08	3,495.83	3,495.83	3,495.83	3,495.83
15		bench magnifier	SKK-B/10X/22	Japan	item	1.00	April-08	May-08	4,007.50	4,007.50	4,007.50	4,007.50
16		lathe	CM6125	Jinan First Ma	item	1.00	April-08	May-08	15,708.33	15,708.33	15,708.33	15,708.33
17		milling machine	XA5032	Beijing No.1	item	1.00	April-08	May-08	78,267.72	78,267.72	78,267.72	78,267.72
18		universal knee-and-column milling machine	XQ6125B	Guilin	item	1.00	April-08	May-08	25,783.80	25,783.80	25,783.80	25,783.80
19		sclerometer			item	1.00	April-08	May-08	6,123.33	6,123.33	6,123.33	6,123.33
20		air compressor	B22-15	Shanghai Feng	item	1.00	April-08	May-08	45,807.64	45,807.64	45,807.64	45,807.64
21		storage and delivery car	600*600*795	Shanghai Pute	item	1.00	April-08	May-08	3,618.33	3,618.33	3,618.33	3,618.33
22		rotational burnisher	XL60P	Dalian Longzh	item	1.00	April-08	May-08	14,836.67	14,836.67	14,836.67	14,836.67
23		310 bedroom lathe	CTX310	Gildemeister	item	1.00	April-08	May-08	601,883.45	601,883.45	601,883.45	601,883.45
24		NC additional shaft			item	1.00	April-08	May-08	16,572.60	16,572.60	16,572.60	16,572.60
25		liquid sandblasting machine		Changkong Sar	item	1.00	April-08	May-08	20,098.19	20,098.19	20,098.19	20,098.19
26		centerless grinder	M1020A	Wuxi Machine	item	1.00	April-08	May-08	60,638.94	60,638.94	60,638.94	60,638.94
27		single axle NC electrical spark forming machine	CTE300K	Beijing Dimen	item	1.00	April-08	May-08	48,416.67	48,416.67	48,416.67	48,416.67
28		universal tool grinding machine	M6025A	Wuhan Machin	item	1.00	April-08	May-08	27,203.74	27,203.74	27,203.74	27,203.74
29		lathe	HG-32	Liaoning	item	1.00	April-08	May-08	23,096.27	23,096.27	23,096.27	23,096.27
30		vertical machining center	MXR-460V	Beiyi Dayu	item	1.00	April-08	May-08	571,023.75	571,023.75	571,023.75	571,023.75
31		air compressor	B22-15	Shanghai Feng	item	1.00	April-08	May-08	23,941.67	23,941.67	23,941.67	23,941.67
32		Zebra printer			item	1.00	April-08	May-08	7,248.67	7,248.67	7,248.67	7,248.67
33		DNC-B software and hardware			item	1.00	April-08	May-08	12,132.16	12,132.16	12,132.16	12,132.16
34		fast NC wire-cut machine	CTW400	Dimengkate M	item	1.00	April-08	May-08	57,131.67	57,131.67	57,131.67	57,131.67
35		Haier air conditioner			item	1.00	April-08	May-08	6,480.00	6,480.00	6,480.00	6,480.00
36		ultrasonic wave cleaner	1000W	Siemens	item	1.00	April-08	May-08	6,193.75	6,193.75	6,193.75	6,193.75
37		abrasive finishing machine			item	1.00	April-08	May-08	10,333.75	10,333.75	10,333.75	10,333.75
38		vibrating burnisher	LZD150PSP	Dalian	item	1.00	April-08	May-08	17,782.20	17,782.20	17,782.20	17,782.20
39		knife sharpener	HDT30	Shandong	item	1.00	April-08	May-08	8,772.50	8,772.50	8,772.50	8,772.50
40		spark high-speed tapping machine	CTD703	Dimengkate M	item	1.00	April-08	May-08	22,480.00	22,480.00	22,480.00	22,480.00
41		flat stone mill	M7120	Hangzhou Mac	item	1.00	April-08	May-08	50,352.56		50,352.56	0.00
42		numerical control machine	HYK20F	Shanghai Instr	item	1.00	April-08	May-08	154,761.17	154,761.17	154,761.17	154,761.17
43		worktable	2000*750*860	Shanghai Bott	item	1.00	April-08	May-08	3,600.82	3,600.82	3,600.82	3,600.82
44		rotational burnisher	XL60P	Dalian Longzh	item	1.00	April-08	May-08	14,898.60	14,898.60	14,898.60	14,898.60
45		lathe	CM6125	Jinan First Mac	item	1.00	April-08	May-08	16,868.67	16,868.67	16,868.67	16,868.67
46		manual tailstock TS160RS			item	1.00	April-08	May-08	9,374.40	9,374.40	9,374.40	9,374.40
47		microscope	MF-A1020	Japan Mitutoy	item	1.00	April-08	May-08	171,222.33	171,222.33	171,222.33	171,222.33
48		ultrasonic wave cleaner	1000W	Siemens	item	1.00	April-08	May-08	4,453.33	4,453.33	4,453.33	4,453.33
49		forcing press	JD23-4	Zhejiang Metal	item	1.00	April-08	May-08	7,330.29	7,330.29	7,330.29	7,330.29
50		tool vehicle	564*572*820		item	1.00	April-08	May-08	4,327.67	4,327.67	4,327.67	4,327.67
51		electric burner	SX-8-10	Beijing Electric	item	1.00	April-08	May-08	5,239.00	5,239.00	5,239.00	5,239.00
52		vertical machining center	MXR-460V	Beijing No. 1	item	1.00	April-08	May-08	505,076.94	505,076.94	505,076.94	505,076.94
53		worktable	1500*750*800	Shanghai Bott	item	1.00	April-08	May-08	1,870.40	1,870.40	1,870.40	1,870.40
54		scrap-iron car	1000*850*870	Shanghai Bott	item	1.00	April-08	May-08	1,425.07	1,425.07	1,425.07	1,425.07
55		storage drawer cabinet	1125*600*215	Shanghai Bott	item	1.00	April-08	May-08	2,260.07	2,260.07	2,260.07	2,260.07

56		drill press	E512-2A	Xihu	item	1.00	April-08	May-08	1,177.35	1,177.35	1,177.35	1,177.35
57		tool miling machine	X8130A	Baijing Instrum	item	1.00	April-08	May-08	52,261.20	52,261.20	52,261.20	52,261.20
58		projection grinder	M9017B	Third Shanghai	item	1.00	April-08	May-08	121,352.11	121,352.12	121,352.11	121,352.12
59		NC circular table			item	1.00	April-08	May-08	79,315.20	79,315.20	79,315.20	79,315.20
60		fast NC wire-cut machine	FW1	AgieCharmille	item	1.00	April-08	May-08	117,214.29	117,214.29	117,214.29	117,214.29
61		hydrostatic press	YJ32-100A	Jiangdu, Chong	item	1.00	April-08	May-08	51,722.55	51,722.55	51,722.55	51,722.55
62		universal peripheral milling machine	MG1420E	Beijing No. 2	item	1.00	April-08	May-08	69,368.80	69,368.80	69,368.80	69,368.80
63		fast NC wire-cut machine	CTW400	Dimengkate M	item	1.00	April-08	May-08	54,226.67	54,226.67	54,226.67	54,226.67
64		numerically controlled lathe	HYK20	Shanghai Ming	item	1.00	April-08	May-08	91,606.67	91,606.67	91,606.67	91,606.67
65		universal dividing	F11100	Yantai	item	1.00	April-08	May-08	1,579.23		1,579.23	0.00
66		electrolytic rectifier			item	1.00	April-08	May-08	1,276.37		1,276.37	0.00
67		black light lamp			item	1.00	April-08	May-08	3,365.61		3,365.61	0.00
68		manostat	WY15020	Shanghai Wen	item	1.00	April-08	May-08	11,025.00		11,025.00	0.00
69		storage racks			item	1.00	April-08	May-08	3,946.56		3,946.56	0.00
		Subtotal							3,438,910.56
Fixed Assets—Electronic Equipment Inventory List Evaluation Base Date of Assessment: May 31, 2007
0
Serial Number	Equipment Number	Environment Name	Specifications and Models	Manufacturer	Unit of Measurement	Quantity	Date of Acquisition	Start Date	Book Value		Adjusted Book Value
									Original Value	Net Value	Original Value	Net Value
		computer			item	1	April-08	May-08	5,187.18	5,187.18	5,187.18	5,187.18
		display equipment			item	1	April-08	May-08	3,165.30	3,165.30	3,165.30	3,165.30
		desk			item	1	April-08	May-08	1,656.79	1,656.79	1,656.79	1,656.79
		desk			item	1	April-08	May-08	6,212.50	6,212.50	6,212.50	6,212.50
		computer equipment			item	1	April-08	May-08	4,796.39	4,786.38	4,786.38	4,786.38
		iron sheet cabinet			item	1	4/6/08	May-08	1,837.00	1,837.00	1,837.00	1,837.00
		Subtotal							22,845.15	22,845.15	22,845.15	22,845.15

		Total							3,461,755.71

Schedule 3

List of Key Employees

Beijing Libeier Biology Engineering Research Institute Co., Ltd.

Key Employee Information

Name	Guo Qian	Nie Hongxin
Gender	Male	Female
Identification Card Number	11010819690208571X	410403197211032041
Address	No. 7, Unit 53, No. 5 South Street of Zhongguan Village, Haidian District, Beijing	Room 801, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing
Position	Legal Representative, Manager	Manager

Exhibit C

Form of Employment Contract

LABOR CONTRACT

Party A:	Beijing Libeier Biology Engineering Research Institute Co., Ltd.

Party B:	Nie Hongxin

Date:	January 1, 2008

Made Under the Supervision of Beijing Municipal Bureau of Labor and Social Security

Pursuant to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and the applicable laws and regulations of Beijing, Party A and Party B hereby agree to enter into this Contract in the principle of equal and free will with the intent to comply with the terms set forth herein.

I. Information on the Parties to the Contract

Article 1 Party A: Beijing Libeier Biology Engineering Research Institute Co., Ltd.

Legal Representative (Principal Person in Charge) or Authorized Representative: Guo Qian

Registered Address: Room 804, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Business Address: same as above

Article 2 Party B: Nie Hongxin         Sex: Female

Type of Household Registration (agricultural or non-agricultural): non-agricultural

PRC Identity Card Number: 410703197211032041

Residential Address in Beijing: Room 804, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Place of Household Registration: Haidian District, Beijing

II. Term

Article 3 This Contract is a fixed term labor contract.

This Contract shall take effect on January 1, 2008 and terminate on December 31, 2010.

III. Job Description and Location

Article 4 Party B agrees to hold the position of Manager, in light of Party A’s work requirements.

Article 5 According to the features of the position (type of work) offered by Party A, the working region or site of Party B shall be Beijing.

Article 6 Party B’s work shall meet the requirement in accordance to the responsibility requirements set forth in the Job Description (the Job Description attached hereto has the same legal force and effect with this Contract).

IV. Work Hour, Vacation and Holiday

Article 7 Party A will adopt standard work hour for Party B and will pay overtime salary in accordance with state provisions.

Article 8 The vacation system adopted by Party A for Party B will comply with the state provisions and statutory holidays, or Party A will provide to Party B days off for such days that Party B may not have overtime salary.

V. Remuneration

Article 9 Party A will make salary payment to Party B in currency on the 12th day each month, details of which are set forth in the Employee Registration Form.

VI. Social Security and other Insurances and Welfares

Article 10 Party A and Party B will participate in the social security program as stipulated by the state and Beijing municipality. Party A is responsible for handling relevant social security formalities for Party B and assuming relevant social security obligations.

Article 11 The medical entitlement that Party B may have due to illness or non-work-related injuries will apply relevant provisions as stipulated by the state and Beijing municipality. Article 12 The medical entitlement that Party B may have due to occupational illness or work-related injuries will apply relevant provisions as stipulated by the state and Beijing municipality.

Article 13 The relevant state provisions may apply where Party B have had insurance at his/her previous employer and may show evidence to prove so.

VII. Labor Protection, Labor Condition and Protection of Occupational Damages

Article 13 Party A will equip Party B with necessary safety protection measures, and labor protection items in light of job requirements and in accordance with the state provisions in relation to labor safety and hygiene.

Article 14 Party A will set up safe production system in accordance with state laws and regulations; Party B shall strictly adhere to Party A’s labor safety system, avoid any performance in violation of relevant rules, prevent accident in the performance of his/her duties and reduce occupational damages.

Article 15 Party A shall establish and improve an accountability system for the prevention and treatment of occupational illness, strengthen management on the prevention and treatment of occupational illness, and improve the prevention and treatment of occupational illness.

VIII. Cancellation and Termination of Contract; Economic Compensation

Article 16 The cancellation, termination and extension of this Contract shall apply the Labor Contract Law of the People’s Republic of China and relevant provisions as stipulated by the state and Beijing municipality.

Article 17 If Party A encounters change of business operation, and its additional employees can neither proceed with original jobs, nor change to other work positions.

Article 18 If Party B violates the responsibility requirements set forth in the Job Description, and labor discipline, regulations and rules that he/she may be dismissed according to relevant provisions and regulations of the enterprise. Party A is entitled to terminate this Contract at any time.

Article 19 Upon cancellation or termination of this Contract, Party A shall issue to Party B a certificate to prove such cancellation or termination and handle relevant formalities for the transfer of personal record and social security relation within fifteen (15) days.

Article 20 Party B shall conduct handover formalities as agreed by the parties and the economic compensation, if any, shall be paid to Party B when such formalities are conducted; one-month salary of Party B will be deducted if a one-month prior notice is not given by Party B, or his/her resignation made orally or by text messages is not approved, or the handover formalities fail to be performed; Party A may unilaterally terminate this Contract and deduct one-month salary of Party B if Party B leaves his/her position without Party A’s approval or fails to return to job after holiday on time.

IX Supplementary Provisions

Article 21 Party A may, in light of actual situation of the Company and Party B’s conducts and performance, adjust salary standard for Party B and Party B shall complete his/her work index in accordance with relevant provisions.

Article 22 Party A will grant Party B some moral or material awards if Party plays a exemplary role in complying with the Company’s regulations and rules, makes extraordinary contribution in performing his/her duties, conducts certain technical innovation, or improves business management of the Company during production and work; Party B may get salary increase and position promotion for his/her extraordinary contribution.

Article 23 Party A may, in light of production and business operating requirements, adjust work hours, including commencing time and ending time, and may ask Party B to work on statutory holidays and rest days; Party B shall work upon such request except some special reasons are presented; provided, however, Party A shall strictly control overtime, and shall arrange rotating days off for Party B or pay overtime salary to Party B in accordance with relevant provisions.

X. Labor Dispute Resolution and Others

Article 24 With respect to any dispute between the parties due to the performance of this Contract, the relevant party may submit such dispute to the Party A’s Labor Dispute Mediation Commission for mediation; if no mediation can be reached, the party may submit such dispute to the Labor Dispute Arbitration Commission for arbitration. Either party may also directly submit such dispute to the Labor Dispute Arbitration Commission for arbitration.

Article 25 The Labor System of the Company is attached hereto.

Article 26 Anything not covered herein or inconsistent with the stipulations by the state or Beijing municipality shall apply the relevant provisions.

Article 27 This Contract shall be in two (2) counterparts and each Party shall hold one of them.

Party A (company seal): Beijing Libeier Biology Engineering Research Institute Co., Ltd. (affixed with company seal)

Party B (signature): /s/   Nie Hongxin                 (signature)

LABOR CONTRACT

Party A:	Beijing Libeier Biology Engineering Research Institute Co., Ltd.

Party B:	Guo Qian

Date:	January 1, 2008

Made Under the Supervision of Beijing Municipal Bureau of Labor and Social Security

Pursuant to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and the applicable laws and regulations of Beijing, Party A and Party B hereby agree to enter into this Contract in the principle of equal and free will with the intent to comply with the terms set forth herein.

I. Information on the Parties to the Contract

Article 1 Party A: Beijing Libeier Biology Engineering Research Institute Co., Ltd.

Legal Representative (Principal Person in Charge) or Authorized Representative: Guo Qian

Registered Address: Room 804, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Business Address: same as above

Article 2 Party B: Guo Qian         Sex: Male

Type of Household Registration (agricultural or non-agricultural): non-agricultural

PRC Identity Card Number: 11010819690208571X

Residential Address in Beijing: No. 7, Unit 53, 5 South Zhongguancun Street, Haidian District, Beijing

Place of Household Registration: Haidian District, Beijing

II. Term

Article 3 This Contract is a fixed term labor contract.

This Contract shall take effect on January 1, 2008 and terminate on December 31, 2010.

III. Job Description and Location

Article 4 Party B agrees to hold the position of Legal Representative and Manager, in light of Party A’s work requirements.

Article 5 According to the features of the position (type of work) offered by Party A, the working region or site of Party B shall be Beijing.

Article 6 Party B’s work shall meet the requirement in accordance to the responsibility requirements set forth in the Job Description (the Job Description attached hereto has the same legal force and effect with this Contract).

IV. Work Hour, Vacation and Holiday

Article 7 Party A will adopt standard work hour for Party B and will pay overtime salary in accordance with state provisions.

Article 8 The vacation system adopted by Party A for Party B will comply with the state provisions and statutory holidays, or Party A will provide to Party B days off for such days that Party B may not have overtime salary.

V. Remuneration

Article 9 Party A will make salary payment to Party B in currency on the 12th day each month, details of which are set forth in the Employee Registration Form.

VI. Social Security and other Insurances and Welfares

Article 10 Party A and Party B will participate in the social security program as stipulated by the state and Beijing municipality. Party A is responsible for handling relevant social security formalities for Party B and assuming relevant social security obligations.

Article 11 The medical entitlement that Party B may have due to illness or non-work-related injuries will apply relevant provisions as stipulated by the state and Beijing municipality.

Article 12 The medical entitlement that Party B may have due to occupational illness or work-related injuries will apply relevant provisions as stipulated by the state and Beijing municipality.

Article 13 The relevant state provisions may apply where Party B have had insurance at his/her previous employer and may show evidence to prove so.

VII. Labor Protection, Labor Condition and Protection of Occupational Damages

Article 13 Party A will equip Party B with necessary safety protection measures, and labor protection items in light of job requirements and in accordance with the state provisions in relation to labor safety and hygiene.

Article 14 Party A will set up safe production system in accordance with state laws and regulations; Party B shall strictly adhere to Party A’s labor safety system, avoid any performance in violation of relevant rules, prevent accident in the performance of his/her duties and reduce occupational damages.

Article 15 Party A shall establish and improve an accountability system for the prevention and treatment of occupational illness, strengthen management on the prevention and treatment of occupational illness, and improve the prevention and treatment of occupational illness.

VIII. Cancellation and Termination of Contract; Economic Compensation

Article 16 The cancellation, termination and extension of this Contract shall apply the Labor Contract Law of the People’s Republic of China and relevant provisions as stipulated by the state and Beijing municipality.

Article 17 If Party A encounters change of business operation, and its additional employees can neither proceed with original jobs, nor change to other work positions.

Article 18 If Party B violates the responsibility requirements set forth in the Job Description, and labor discipline, regulations and rules that he/she may be dismissed according to relevant provisions and regulations of the enterprise, Party A is entitled to terminate this Contract at any time.

Article 19 Upon cancellation or termination of this Contract, Party A shall issue to Party B a certificate to prove such cancellation or termination and handle relevant formalities for the transfer of personal record and social security relation within fifteen (15) days.

Article 20 Party B shall conduct handover formalities as agreed by the parties and the economic compensation, if any, shall be paid to Party B upon completion of such formalities; one-month salary of Party B will be deducted if a one-month prior notice is not given by Party B, or his/her resignation made orally or by text messages is not approved, or the handover formalities fail to be performed; Party A may unilaterally terminate this Contract and deduct one-month salary of Party B if Party B leaves his/her position without Party A’s approval or fails to return to job after holiday on time.

IX Supplementary Provisions

Article 21 Party A may, in light of actual situation of the Company and Party B’s conducts and performance, adjust salary standard for Party B and Party B shall complete his/her work index in accordance with relevant provisions.

Article 22 Party A will grant Party B some moral or material awards if Party plays a exemplary role in complying with the Company’s regulations and rules, makes extraordinary contribution in performing his/her duties, conducts certain technical innovation, or improves business management of the Company during production and work; Party B may get salary increase and position promotion for his/her extraordinary contribution.

Article 23 Party A may, in light of production and business operating requirements, adjust work hours, including commencing time and ending time, and may ask Party B to work on statutory holidays and rest days; Party B shall work upon such request except some special reasons are presented; provided, however, Party A shall strictly control overtime, and shall arrange rotating days off for Party B or pay overtime salary to Party B in accordance with relevant provisions.

X. Labor Dispute Resolution and Others

Article 24 With respect to any dispute between the parties due to the performance of this Contract, the relevant party may submit such dispute to the Party A’s Labor Dispute Mediation Commission for mediation; if no mediation can be reached, the party may submit such dispute to the Labor Dispute Arbitration Commission for arbitration. Either party may also directly submit such dispute to the Labor Dispute Arbitration Commission for arbitration.

Article 25 The Labor System of the Company is attached hereto.

Article 26 Anything not covered herein or inconsistent with the stipulations by the state or Beijing municipality shall apply the relevant provisions.

Article 27 This Contract shall be in two (2) counterparts and each Party shall hold one of them.

Party A (company seal) : Beijing Libeier Biology Engineering Research Institute Co., Ltd. (affixed with company seal)

Party B (signature): /s/  Guo Qian                 (signature)

Supplementary Agreement

This Supplementary Agreement dated November 5, 2008 is entered into in            , China by and among the following parties:

1.	Guo Qian

PRC Identity Card Number: 11010819690208571x

Address: No. 7, Unit 53, 5 Zhongguancun South Road, Haidian District, Beijing

2.	Nie Hongxin

PRC Identity Card Number: 410703197211032041

Address: Room 0107, 4/F, Wanliu Guangda Park, 2 Quanzong Road, Haidian District, Beijing

(Guo Qian and Nie Hongxin are hereinafter individually and collectively referred to as “Transferor”.)

3.	China Kanghui Holdings (“Transferee”)

Legal Address: Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman Y1-1111, Cayman Islands

Authorized Representative: Jiang Yikang

4.	Beijing Libeier Biology Engineering Research Institute Co., Ltd. (the “Company”)

Legal Address: 804B, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Legal Representative: Guo Qian

(The above parties are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.)

WHEREAS:

The Parties entered into an Equity Transfer Agreement on [    ] (the “Agreement”) pursuant to which Transferor would transfer the 100% Equity Interest it owned in the registered capital of the Company to Transferee. [The Equity Transfer has been registered with the competent administration for industry and commerce.] In accordance with the special agreements under the Agreement, in consideration of Transferor’s contributions to the Company over the years, the Company will pay Transferor certain incentive amount based on the operating performance of the Company in 2008 and 2009. Therefore after consultation, the Parties hereby agree to clarify the relevant provisions of the Agreement as below:

1.	As long as the Company’s audited net profit in accounting year 2008 exceeds Renminbi Nineteen Million Five Hundred Thousand (RMB19,500,000) and the net profit in 2009 increases by no less than thirty percent (30%) comparing to Renminbi Nineteen Million Five Hundred Thousand (RMB19,500,000), the condition under Section 8.1.1 of the Agreement shall be deemed to have been fulfilled and subject to the fulfillment of other conditions thereunder (including without limitation, no breach by any Key Employee, including Transferor, of his/her employment contract with the Company), Transferor will receive such special distribution for 2009 as agreed upon in the Agreement.

2.	Any other provisions of the Agreement shall remain the same.

3.	Terms and expressions used herein shall have the same meanings ascribed to them in the Agreement.

4.	This Supplementary Agreement shall take effect as of the date of execution by the Parties.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Supplementary Agreement as of the first date and at the place written above.

Transferor:

Guo Qian

By:	/s/ Guo Qian (signature)

Nie Hongxin

By:	/s/ Nie Hongxin (signature)

Transferee: China Kanghui Holdings

Legal Representative or Authorized Representative:             /s/ Jiang Yikang             (signature)

Company: Beijing Libeier Biology Engineering Research Institute Co., Ltd.

(affixed with official seal)

Legal Representative or Authorized Representative:             /s/ Guo Qian             (signature)

Supplementary Agreement II

This Supplementary Agreement dated May 26, 2009 is entered into in Changzhou, China by and among the following parties:

1.	Guo Qian

PRC Identity Card Number: 11010819690208571x

Address: No. 7, Unit 53, 5 Zhongguancun South Road, Haidian District, Beijing

2.	Nie Hongxin

PRC Identity Card Number: 410703197211032041

Address: Room 0107, 4/F, Wanliu Guangda Park, 2 Quanzong Road, Haidian District, Beijing

(Guo Qian and Nie Hongxin are hereinafter individually and collectively referred to as “Transferor”.)

3.	China Kanghui Holdings (“Transferee”)

Legal Address: Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman Y1-1111, Cayman Islands

Authorized Representative: Jiang Yikang

4.	Beijing Libeier Biology Engineering Research Institute Co., Ltd. (the “Company”)

Legal Address: 804B, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Legal Representative: Guo Qian

(The above parties are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.)

WHEREAS:

The Parties entered into an Equity Transfer Agreement on April 29, 2008 (the “ETA”) pursuant to which Transferor would transfer the 100% Equity Interest it owned in the registered capital of the Company to Transferee. A supplementary agreement to the ETA (the “Supplementary Agreement I”, together with the ETA hereinafter collectively referred to as the “Agreement”) was entered into on November 5, 2008. The Equity Transfer has been registered with the competent administration of industry and commerce. In accordance with the special agreements under the Agreement, in consideration of Transferor’s contributions to the Company over the years, the Company will pay Transferor certain incentive amount based on the operating results of the Company in 2008 and 2009. Therefore, after consultation, the Parties hereby agree to clarify the relevant provisions of the Agreement as below:

1.	Section 8.1 of the ETA is to be modified as follows:

“8.1	In consideration of Transferor’s contributions to the Company over the years, Transferee agrees that, subject to the fulfillment of the following conditions, the Company will make a special distribution to Transferor in the form of incentive payments:

For each of its accounting year 2008 and 2009 (the “Assessment Year”), the Company’s audited net profit shall increase by no less than thirty percent (30%) comparing to the previous accounting year.”

After the modification, the provision that “No Key Employee, including Transferor, has breached his/her employment contract entered into with the Company” will no longer constitute a condition for Company’s payment of special distribution to Transferor and Transferor will receive the special distribution upon its fulfillment of other conditions set forth in the Agreement.

2.	Any other provisions of the Agreement shall remain the same.

3.	Terms and expressions used herein shall have the same meanings ascribed to them in the Agreement.

4.	This Supplementary Agreement shall take effect as of the date of execution by the Parties.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Supplementary Agreement as of the first date and at the place written above.

Transferor:

Guo Qian

By:	/s/ Guo Qian (signature)

Nie Hongxin

By:	/s/ Nie Hongxin (signature)

Transferee: China Kanghui Holdings

Legal Representative or Authorized Representative:            /s/ Jiang Yikang             (signature)

Company: Beijing Libeier Biology Engineering Research Institute Co., Ltd.

(affixed with official seal)

Legal Representative or Authorized Representative:            /s/ Guo Qian             (signature)

Supplementary Agreement III

This Supplementary Agreement dated April 22, 2010 is entered into in Changzhou, China by and among the following parties:

1.	Guo Qian

PRC Identity Card Number: 11010819690208571x

Address: No. 7, Unit 53, 5 Zhongguancun South Road, Haidian District, Beijing

2.	Nie Hongxin

PRC Identity Card Number: 410703197211032041

Address: Room 0107, 4/F, Wanliu Guangda Park, 2 Quanzong Road, Haidian District, Beijing

(Guo Qian and Nie Hongxin are hereinafter individually and collectively referred to as “Transferor”.)

3.	China Kanghui Holdings (“Transferee”)

Legal Address: Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman Y1-1111, Cayman Islands

Authorized Representative: Jiang Yikang

4.	Beijing Libeier Biology Engineering Research Institute Co., Ltd. (the “Company”)

Legal Address: 804B, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Legal Representative: Guo Qian

(The above parties are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.)

WHEREAS:

The Parties entered into an Equity Transfer Agreement on April 29, 2008 and a supplementary agreement thereto on November 5, 2008 (together the “Agreement”). Under Section 8.3 of the Agreement, it is agreed that in computing the operating results of the Company to determine the special distribution to Transferor, the net profit of the Company shall be audited by an auditor in accordance with the “international accounting principles”. The Parties acknowledge that:

1.	The “international accounting principles” referred to in the Agreement is a general notion which may include the US Generally Accepted Accounting Principles, the International Financial Reporting Standards, the Hong Kong Generally Accepted Accounting Principles and other generally accepted accounting principles (excluding PRC accounting principles). In auditing and determining the net profit of the Company in the relevant year pursuant to Section 8 of the Agreement, Transferee has the right to either choose the applicable accounting principles at its sole discretion or elect to agree with other Parties on such principles.

2.	Terms and expressions used herein shall have the same meanings ascribed to them in the Agreement.

3.	This Supplementary Agreement shall take effect as of the date of execution by the Parties.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Supplementary Agreement as of the first date and at the place written above.

Transferor:

Guo Qian

By:	/s/ Guo Qian (signature)

Nie Hongxin

By:	/s/ Nie Hongxin (signature)

Transferee: China Kanghui Holdings

Legal Representative or Authorized Representative:            /s/ Jiang Yikang             (signature)

Company: Beijing Libeier Biology Engineering Research Institute Co., Ltd.

(affixed with the official seal)

Legal Representative or Authorized Representative:            /s/ Guo Qian             (signature)

Supplementary Agreement IV

This Supplementary Agreement dated April 24, 2010 is entered into in Changzhou, China by and among the following parties:

1.	Guo Qian

PRC Identity Card Number: 11010819690208571x

Address: No. 7, Unit 53, 5 Zhongguancun South Road, Haidian District, Beijing

2.	Nie Hongxin

PRC Identity Card Number: 410703197211032041

Address: Room 0107, 4/F, Wanliu Guangda Park, 2 Quanzong Road, Haidian District, Beijing

(Guo Qian and Nie Hongxin are hereinafter individually and collectively referred to as “Transferor”.)

3.	China Kanghui Holdings (“Transferee”)

Legal Address: Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman Y1-1111, Cayman Islands

Authorized Representative: Jiang Yikang

4.	Beijing Libeier Biology Engineering Research Institute Co., Ltd. (the “Company”)

Legal Address: 804B, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Legal Representative: Guo Qian

(The above parties are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.)

WHEREAS:

The Parties entered into an Equity Transfer Agreement on April 29, 2008 and three Supplementary Agreements thereto on November 5, 2008, May 26, 2009 and April 22, 2010 respectively (the Equity Transfer Agreement and the three Supplementary Agreements together referred to as “Agreement”). The Parties hereby agree to clarify the special agreements contained in the Agreement as follows:

1.	The 2-year special distribution in the total amount of Renminbi Thirty-Three Million Six Hundred and Sixty Thousand Eight Hundred (RMB33,660,800.00) set forth in the Agreement is an amount determined on the basis of the initial special distribution of Renminbi Thirty-One Million Five Hundred Thousand (RMB31,500,000.00) agreed upon by the Parties and by taking into consideration of the interest that may accrue to such initial special distribution over the period required to fulfill the conditions agreed. As the completion time of the auditor’s reports of 2008 and 2009 is behind the time expected by the Parties, the Company agrees, in addition to the special distribution agreed upon in the Agreement, to further pay an interest in an amount of Renminbi Four Hundred and Nineteen Thousand One Hundred (RMB419,100) as the compensation for withholding the payment of the special distribution. Such compensation shall be distributed among Transferor in proportion to their respective entitlement to the special distribution.

2.	Other terms and expressions used herein shall have the same meanings ascribed to them in the Agreement.

[Remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Supplementary Agreement as of the first date and at the place written above.

Transferor:

Guo Qian

By:	/s/ Guo Qian (signature)

Nie Hongxin

By:	/s/ Nie Hongxin (signature)

Transferee: China Kanghui Holdings

Legal Representative or Authorized Representative:            /s/ Jiang Yikang             (signature)

Company: Beijing Libeier Biology Engineering Research Institute Co., Ltd.

(affixed with the official seal)

Legal Representative or Authorized Representative:            /s/ Guo Qian             (signature)

ACKNOWLEDGEMENT

In respect of the Equity Transfer Agreement for Beijing Libeier Biology Engineering Research Institute Co., Ltd. dated April 29, 2008 by and among China Kanghui Holdings (“CKH”), CKH’s wholly-owned subsidiary Beijing Libeier Biology Engineering Research Institute Co., Ltd. (“Libeier”), Guo Qian and Nie Hongxin (the “ETA”) and certain supplementary agreement entered into by the parties thereto on June 7, 2010 (the “Supplementary Agreement”), CKH and Libeier hereby acknowledge that:

1.	In consideration of the contributions made by Guo Qian and Nie Hongxin as Libeier’s original shareholders to the operation of Libeier, CKH and Libeier agree to pay certain special distribution to Guo Qian and Nie Hongxin as agreed in the ETA and the Supplementary Agreement with a view to reflect the previous efforts made by Guo Qian and Nie Hongxin and acknowledge the value demonstrated by Libeier as a going concern.

2.	The payment of the said special distribution has no relation to either Guo Qian or Nie Hongxin’s service with Libeier and no such distribution shall constitute any compensation for employment or other employee benefits.

3.	The payment of such special distribution is subject to the fulfillment of certain conditions agreed in the ETA and those conditions for payment have been fulfilled. Pursuant to the agreements contained in the ETA and the Supplementary Agreement, Libeier will pay Guo Qian and Nei Hongxin a special distribution in the total amount of Renminbi Thirty-Three Million Six Hundred Sixty Thousand Eight Hundred (RMB33,660,800) and an interest accrued thereon in the amount of Renminbi Five Hundred Forty-One Thousand Nine Hundred (RMB541,900).

China Kanghui Holdings

By: Jiang Yikang /Signature/

/s/ Jiang Yikang

Beijing Libeier Biology Engineering Research Institute Co., Ltd.

/affixed with official seal/

By: Guo Qian /Signature/

/s/ Guo Qian

SUPPLEMENTARY AGREEMENT V

This Supplementary Agreement dated June 7, 2010 is entered into in Changzhou, China by and among the following parties:

1.	Guo Qian

PRC Identity Card Number: 11010819690208571x

Address: No. 7, Unit 53, 5 Zhongguancun South Road, Haidian District, Beijing

2.	Nie Hongxin

PRC Identity Card Number: 410703197211032041

Address: Room 0107, 4/F, Wanliu Guangda Park, 2 Quanzong Road, Haidian District, Beijing

(Guo Qian and Nie Hongxin are hereinafter individually and collectively referred to as “Transferor”.)

3.	China Kanghui Holdings (“Transferee”)

Legal Address: Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman Y1-1111, Cayman Islands

Authorized Representative: Jiang Yikang

4.	Beijing Libeier Biology Engineering Research Institute Co., Ltd. (the “Company”)

Legal Address: 804B, Building 4, Wanliu Yicheng Mansion, 11 Changchunqiao Road, Haidian District, Beijing

Legal Representative: Guo Qian

(The above parties are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.)

WHEREAS:

The Parties entered into an Equity Transfer Agreement on April 29, 2008 and three Supplementary Agreements thereto on November 5, 2008, May 26, 2009 and April 22, 2010 respectively (the Equity Transfer Agreement and the three Supplementary Agreements together the “Agreement”). The Parties hereby agree to clarify the special agreements contained in the Agreement as follows:

1. The 2-year special distribution in the total amount of Renminbi Thirty-Three Million Six Hundred Sixty Thousand Eight Hundred (RMB33,660,800.00) set forth in the Agreement is an amount determined on the basis of the initial special distribution of Renminbi Thirty-One Million Five Hundred Thousand (RMB31,500,000.00) by taking into consideration also the interest that may accrue on such initial special distribution over the period required for fulfilling the conditions agreed upon by the Parties. Because the completion of the auditor’s reports of 2008 and 2009 is behind the time expected by the Parties, the Company agrees, in addition to the special distribution agreed upon in the Agreement, to further pay an interest in the amount of Renminbi Five Hundred Forty-One Thousand Nine Hundred (RMB541,900) as the compensation for withholding the payment of the special distribution. Such compensation shall be distributed among Transferor in proportion to their respective entitlement to the special distribution.

2. The Parties hereby acknowledge and agree that the Supplementary Agreement IV entered into by the Parties on April 24, 2010 shall be revoked and terminated from the effectiveness date hereof and none of the Parties shall have any rights or obligations thereunder.

3. Other terms and expressions used herein shall have the same meanings ascribed to them in the Agreement.

4. This Supplementary Agreement shall take effect as of the date of official execution by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first date and at the place written above.

Transferor:

Guo Qian

By:	/s/ Guo Qian (signature)

Nie Hongxin

By:	/s/ Nie Hongxin (signature)

Transferee: China Kanghui Holdings

Legal Representative or Authorized Representative:            /s/ Jiang Yikang             (signature)

Company: Beijing Libeier Biology Engineering Research Institute Co., Ltd.

(with official seal affixed hereto)

Legal Representative or Authorized Representative:            /s/ Guo Qian             (signature)